CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-2 of GL Beyond Income Fund (“the Fund”) and to the use of our report dated February 10, 2012 on the statement of assets and liabilities and the related statement of operations as of February 1, 2012 of the Fund. Such financial statements appear in the Fund's Statement of Additional Information.

                                                                                                     BBD, LLP

Philadelphia, Pennsylvania

June 28, 2012